U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

On September 21, 2004, American Capital Strategies, Ltd. (“American Capital” or the “Company”) and J.P. Morgan Securities, Inc., Citibank Global Markets Inc. and Wachovia Bank, National Association (collectively, the “Forward Sellers”) entered into an Underwriting Agreement with Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters, relating to the offering and sale of 11,500,000 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), at $31.60 per share (the “Offering Price”). Of those shares, 2,500,000 shares were offered directly by the Company and 9,000,000 shares were borrowed and sold in the offering by the Forward Sellers. Pursuant to the Underwriting Agreement, the Company has granted the underwriters an option to purchase up to an additional 1,725,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments.

In connection with the offering, American Capital entered into Forward Sale Agreeements dated as of September 21, 2004 (the “Forward Agreements”), with each of (i) Citigroup Global Markets Inc. (ii) JPMorgan Chase Bank and J.P. Morgan Securities Inc., solely as agent for JPMorgan Chase Bank, and (iii) Wachovia Bank, National Association and Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association (collectively, the “Forward Purchasers”). Under the terms of the Forward Agreements, the Forward Purchasers agreed to buy from the Company a total of 9,000,000 shares of Common Stock, for delivery at such times as the Company elects, over the next twelve months. American Capital will physically settle all transactions under the Forward Agreements by delivering shares of Common Stock and the Forward Purchasers will deliver the Offering Price less the underwriting discount, subject to certain adjustments, upon each settlement.

Affiliates of J.P. Morgan Securities, Inc., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses.

On September 21, 2004 and September 24, 2004, American Capital issued press releases announcing the pricing and completion of the public offering, which closed on September 24, 2004. A copy of each of the press releases, the Underwriting Agreement and each of the Forward Agreement are attached hereto as exhibits.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	American Capital Strategies, Ltd. September 21, 2004 press release.

99.2	Underwriting Agreement, dated September 21, 2004, by and among American Capital and the parties listed therein.

99.3	Forward Agreement, dated September 21, 2004, by and among American Capital, JPMorgan Chase Bank and J.P. Morgan Securities Inc. as agent for JPMorgan Chase Bank.

99.4	Forward Agreement, dated September 21, 2004, by and between American Capital and Citigroup Global Markets Inc.

99.5	Forward Agreement, dated September 21, 2004, by and among American Capital, Wachovia Bank, National Association and Wachovia Capital Markets, LLC, as agent for Wachovia Bank, National Association.

99.6	American Capital Strategies, Ltd. September 24, 2004 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: September 27, 2004	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President, Chief Financial Officer and Secretary

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